ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         THE DREYFUS/LAUREL FUNDS, INC.

         Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

         FIRST: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board has heretofore duly designated, in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billion (25,000,000,000) shares of capital stock, par value $.001 per share, amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board among the series of the Corporation as follows:

Dreyfus Money Market Reserves, Class R
  (2 billion shares)
Dreyfus Money Market Reserves, Investor Class
  (2 billion shares)
Dreyfus U.S. Treasury Reserves, Class R
  (1 billion shares)
Dreyfus U.S. Treasury Reserves, Investor Class
  (1 billion shares)
Dreyfus Municipal Reserves, Class R
  (1 billion shares)
Dreyfus Municipal Reserves, Investor Class
  (1 billion shares)
Dreyfus Institutional Government Money Market Fund
  (2 billion shares)
Dreyfus Institutional Prime Money Market Fund
  (2 billion shares)
Dreyfus Institutional U.S. Treasury Money Market Fund
  (2 billion shares)
Dreyfus Premier Balanced Fund, Class R
  (50 million shares)
Dreyfus Premier Balanced Fund, Class A
  (50 million shares)
Dreyfus Premier Balanced Fund, Class B
  (50 million shares)
Dreyfus Premier Balanced Fund, Class C
  (50 million shares)
Dreyfus Bond Market Index Fund, Retail Class
  (100 million shares)
Dreyfus Bond Market Index Fund, Institutional Class
  (50 million shares)
Dreyfus Disciplined Intermediate Bond Fund, Retail Class
  (100 million shares)



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Dreyfus Disciplined Intermediate Bond Fund, Institutional Class
  (100 million shares)
Dreyfus Premier Limited Term Income Fund, Class R
  (100 million shares)
Dreyfus Premier Limited Term Income Fund, Class A
  (50 million shares)
Dreyfus Premier Limited Term Income Fund, Class B
  (50 million shares)
Dreyfus Premier Limited Term Income Fund, Class C
  (50 million shares)
Dreyfus Disciplined Equity Income Fund, Retail Class
  (30 million shares)
Dreyfus Disciplined Equity Income Fund, Institutional Class
  (20 million shares)
Dreyfus Disciplined Midcap Stock Fund, Retail Class
  (66 million shares)
Dreyfus Disciplined Midcap Stock Fund, Institutional Class
  (22 million shares)
Dreyfus Premier Small Company Stock Fund, Class R
  (41 million shares)
Dreyfus Premier Small Company Stock Fund, Class A
  (27 million shares)
Dreyfus Premier Small Company Stock Fund, Class B
  (50 million shares)
Dreyfus Premier Small Company Stock Fund, Class C
  (50 million shares)
Dreyfus Disciplined Stock Fund, Retail Class
  (165 million shares)
Dreyfus Disciplined Stock Fund, Institutional Class
  (80 million shares)
Dreyfus Institutional S&P 500 Stock Index Fund
  (70 million shares)
Dreyfus International Equity Allocation Fund, Retail Class
  (36 million shares)
Dreyfus International Equity Allocation Fund, Institutional Class
  (24 million shares)

         SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board, in accordance with Sections 2-105, 2-605(a)(4) and 2-607(a)(2) of the Maryland General Corporation Law, establishes and designates the following Series and Classes of such Series effective August 1, 1997:

         Dreyfus Premier Large Company Growth Fund, Class R
                  (100 million shares)
         Dreyfus Premier Large Company Growth Fund, Class A
                  (100 million shares)
         Dreyfus Premier Large Company Growth Fund, Class B
                  (100 million shares
         Dreyfus Premier Large Company Growth Fund, Class C
                  (100 million shares)



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

Shares of any Class or Classes of Dreyfus Premier Large Company Growth Fund may be redeemed at any time at the option of the Corporation by payment of the net asset value of the redeemed shares to the holders thereof. Dreyfus Premier Large Company Growth Fund or any Class thereof may be liquidated or dissolved by vote of a majority of the Directors of the Corporation without the approval of the shareholders of such Fund or Class. In the event of any such liquidation or dissolution of Dreyfus Premier Large Company Growth Fund or any Class thereof, the shareholders of such Fund or such liquidated or dissolved Class thereof shall be entitled to receive, when and as declared by the Directors of the Corporation, the excess of the assets belonging to such Fund, or in the case of a Class belonging to such Fund and allocated to that Class, over the liabilities allocated to such Fund or Class. The assets so distributable to the shareholders of the Dreyfus Premier Large Company Growth Fund or a Class thereof shall be distributed among such shareholders in proportion to the number of shares of such Fund or Class thereof held by them and recorded on the books of the Corporation.

         The Class A, Class B, Class C and Class R shares of Dreyfus Premier Large Company Growth Fund shall have, respectively, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption for such Classes as set forth in Article SECOND to the Corporation's Articles Supplementary to the Articles of Incorporation dated December 19, 1994.

         THIRD: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board has, in accordance with Sections 2-605(a)(4) and 2-607of the Maryland General Corporation Law, changes the name of "Dreyfus Institutional S&P 500 Stock Index Fund" to "Dreyfus BASIC S&P 500 Stock Index Fund" effective August 15, 1997:

         FOURTH: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation of the Corporation, the Board has, in accordance with Sections 2-605(a)(4) and 2-607of the Maryland General Corporation Law, changes the name of each of the following Classes of capital stock for the listed Series as follows effective August 15, 1997:

Dreyfus Bond Market Index Fund, Retail Class TO
 Dreyfus Bond Market Index Fund, BASIC Class

Dreyfus Bond Market Index Fund, Institutional Class TO
 Dreyfus Bond Market Index Fund, Investor Class

Dreyfus Disciplined Intermediate Bond Fund, Retail Class TO
 Dreyfus Disciplined Intermediate Bond Fund, Restricted Class

Dreyfus Disciplined Intermediate Bond Fund, Institutional Class TO
 Dreyfus Disciplined Intermediate Bond Fund, Investor Class

Dreyfus Disciplined Equity Income Fund, Retail Class TO
 Dreyfus Disciplined Equity Income Fund, Restricted Class

Dreyfus Disciplined Equity Income Fund, Institutional Class TO
 Dreyfus Disciplined Equity Income Fund, Investor Class

Dreyfus Disciplined Midcap Stock Fund, Retail Class TO
 Dreyfus Disciplined Midcap Stock Fund, Restricted Class



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

Dreyfus Disciplined Midcap Stock Fund, Institutional Class TO
 Dreyfus Disciplined Midcap Stock Fund, Investor Class

Dreyfus International Equity Allocation Fund, Retail Class TO
 Dreyfus International Equity Allocation Fund, Restricted Class

Dreyfus International Equity Allocation Fund, Institutional Class TO
 Dreyfus International Equity Allocation Fund, Investor Class

         FIFTH: The aggregate number of shares of all Classes and Series of the Corporation remains twenty-five billion (25,000,000,000), the par value per share remains $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). Except as provided in the foregoing Article SECOND, THIRD and FOURTH of these Articles of Amendment, the designation and aggregate number of shares of capital stock of each Series and Class that the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All authorized shares not designated or classified above remain available for future designation and classification by the Board.

         SIXTH: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and, with the exception of Article SECOND of these Articles of Amendment, are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders of the Corporation. No stock of the Corporation entitled to be voted on the matters contained in the amendments set forth in Article SECOND of these Articles of Amendment was outstanding or subscribed for at the time of approval thereof by the Board, and such amendments are permitted to be made without action by stockholders of the Corporation.

         SEVENTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: August 13, 1997                     THE DREYFUS/LAUREL FUNDS, INC.


                                            By:    /s/ ELIZABETH KEELEY
                                            Name:  Elizabeth Keeley
                                            Title: V.P. & Ass't Secretary

                                            Attest: /s/ MARK A. KARPE
                                            Name:   Mark A. Karpe
                                            Title:  VP & Assistant Secretary